As filed with the Securities and Exchange Commission on December 8, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0370304
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13900 N.W. Science Park Drive
Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Electro Scientific Industries, Inc. 2004 Stock Incentive Plan

(Full title of the plan)

Paul Oldham

Vice President of Administration, Chief Financial Officer and Corporate Secretary

Electro Scientific Industries, Inc.

13900 N.W. Science Park Drive

Portland, Oregon 97229

(Name and address of agent for service)

Telephone number, including area code, of agent for service:

(503) 641-4141

Copy to:

Steven Hull

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600

Portland, Oregon 97204-1268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock	3,630,388 Shares	$5.91	$1,102,073.16	$43.31

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares is based on $5,91, which was the average of the high and low prices of the Common Stock on December 2, 2008 as reported for Nasdaq National Market Issues.

(2)	Pursuant to Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the Securities and Exchange Commission (the “SEC”) Division of Corporation Finance (July 1997) and Instruction E to the General Instruction to Form S-8, a filing fee is only being paid with respect to the registration of an additional 186,476 shares under the 2004 Stock Incentive Plan (Registration No. 333-122660). Registration Statements on Form S-8 (Registration Nos. 333-88411, 333-16485, 333-67356, and 333-55060) have been previously filed, and the registration fees paid, for 3,443,912 shares of common stock that are being reallocated from Electro Scientific Industries, Inc.’s 1989 Stock Option Plan, as amended, 2000 Stock Option Plan, and 2000 Stock Option Incentive Plan to the Registrant’s 2004 Stock Incentive Plan.

EXPLANATORY NOTE

Electro Scientific Industries, Inc. (the “Registrant”) previously registered 3,000,000 shares pursuant to the Registrant’s 2004 Stock Incentive Plan (the “2004 Plan”) by filing a Registration Statement on Form S-8 bearing Registration No 333-122660 (the “Registration Statement”). The Registrant’s 2004 Plan provides for up to 9,568,684 shares, consisting of the 3,000,000 shares registered pursuant to the Registration Statement and 6,568,684 shares available for grant under the Registrant’s 1989 Stock Option Plan, as amended (the “1989 Plan”), 1996 Stock Incentive Plan (the “1996 Plan”), 2000 Stock Option Plan (the “2000 Plan”), and 2000 Stock Option Incentive Plan (the “2000 Incentive Plan”) (collectively, the 1989 Plan, 1996 Plan, 2000 Plan, and 2000 Incentive Plan, are referred herein as the “Prior Plans”) or that may subsequently become available for grant under any of the Prior Plans through the expiration, termination, forfeiture or cancellation of grants.

The Registrant’s 2004 Plan reallocated to the 2004 Plan any shares that as of October 15, 2004 were available for grant under the Prior Plans or that may subsequently become available for grant under any of the Prior Plans through the expiration, termination, forfeiture or cancellation of grants (the “Carry Over Shares”). The total number of Carry Over Shares on November 1, 2008 was (i) 1,537,116 shares under the 1989 Plan, previously registered by filing Registration Nos. 333-88411 and 333-16485, (ii) 1,130,080 shares under the 2000 Plan, previously registered by filing Registration No 333-67356, (iii) 776,716 shares under the 2000 Incentive Plan, previously registered by filing Registration No. 333-55060, and (iv) 186,476 shares under the 1996 Plan, for a total of 3,630,388 shares under the Prior Plans.

Contemporaneously with the filing of this S-8, the Registrant is filing Post-Effective Amendments to Form S-8 to deregister the Carry Over Shares under the 1989 Plan, 2000 Plan, and 2000 Incentive Plan.

In accordance with the principles set forth in Interpretations 89 and 90 under Section G of the Manual of Publicly Available Telephone Interpretations of the SEC Division of Corporation Finance (July 1997) and Instruction E to the General Instructions to Form S-8, this Form S-8 Registration Statement, is hereby filed (i) to reallocate the 3,630,388 Carry Over Shares from the Prior Plans to the 2004 Plan and hereby register the Carry Over Shares which may be issued under the 2004 Plan and (ii) to carry over from the 1989 Plan, 2000 Plan, and 2000 Incentive Plan Registration Statements the registration fees paid under those plans for the Carry Over Shares being registered under this 2004 Stock Incentive Plan Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The Registrant is registering additional securities under the 2004 Plan covered hereby for which a Registration Statement on S-8 bearing Registration No. 333-122660, currently is effective, and therefore pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

Item 8.	Exhibits.

5.1	Opinion of Stoel Rives LLP.

23.1.	Consent of Independent Registered Public Accounting Firm.

23.2.	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on this 5th day of December, 2008.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By	/s/ PAUL OLDHAM
Paul Oldham,
Vice President of Administration, Chief Financial Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2008.

	Signature	Title
(1)	Principal Executive Officer:

	/s/ NICHOLAS KONIDARIS Nicholas Konidaris	President, Chief Executive Officer and Director

(2)	Principal Financial Officer:

	/s/ PAUL OLDHAM Paul Oldham	Vice President of Administration, Chief Financial Officer and Corporate Secretary

(3)	Principal Accounting Officer:

	/s/ KERRY MUSTOE Kerry Mustoe	Corporate Controller and Chief Accounting Officer

(4)	Directors:

	*FREDERICK A. BALL Frederick A. Ball	Director

	*EDWARD C. GRADY Edward C. Grady	Director

	*RICHARD J. FAUBERT Richard J. Faubert	Director

	*BARRY L. HARMON Barry L. Harmon	Director

	*W. ARTHUR PORTER W. Arthur Porter	Director

	*GERALD F. TAYLOR Gerald F. Taylor	Director

	*KEITH L. THOMSON Keith L. Thomson	Director

	*JON D. TOMPKINS Jon D. Tompkins	Chairman of the Board

	*ROBERT R. WALKER Robert R. Walker	Director

*By	/s/ PAUL OLDHAM
Paul Oldham, Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Stoel Rives LLP.

23.1.	Consent of Independent Registered Public Accounting Firm.

23.2.	Consent of Stoel Rives LLP (included in Exhibit 5.1)

24.1	Powers of Attorney.